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               SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549


                            FORM 8-K


                     Current Report Pursuant
                  to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


     Date of report (Date of earliest event reported) December 9, 1996

                          Cotter & Company
         (Exact Name of Registrant as Specified in Its Charter)

                              DELAWARE
             (State or Other Jurisdiction of Incorporation)

           2-20910                            36-2099896
     (Commission File Number)             (I.R.S. Employer
                                           Identification No.)

8600 WEST BRYN MAWR AVENUE, CHICAGO, ILLINOIS          60631-3505
(Address of Principal Executive Offices)               (Zip Code)

                            773-695-5000
         (Registrant's Telephone Number, Including Area Code)

                          Not Applicable
    (Former Name or Former Address, if Changed Since Last Report)



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Item 5.   Other Events.

     On December 9, 1996, the Registrant and SERVISTAR COAST TO COAST Corporation, a Pennsylvania corporation ("SCC"), signed an Agreement and Plan of Merger (the "Plan") providing for a statutory merger (the "Merger") between the Registrant and SCC and pursuant to which the Registrant will be the surviving corporation.

     Consummation of the Merger is subject to numerous conditions, including receipt of certain regulatory approvals and favorable votes by the Stockholders of the Registrant and the Shareholders of SCC approving the Merger. The Merger is currently expected to become effective, subject to satisfaction of those and other conditions, on or about July 1, 1997. Thereafter, the Registrant will be known as TruServ Corporation.

     For additional information, see the Plan, a copy of which is attached hereto as Exhibit 99-1.


Item 7.   Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired: Not Applicable.

     (b)  Pro Forma Financial Information:   Not Applicable.

     (c)  Exhibits

          99-1 Agreement and Plan of Merger dated as of December 9, 1996



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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Cotter & Company
                                             (Registrant)



Date: December 17, 1996                 By  /s/ KERRY J. KIRBY
                                        Name: Kerry J. Kirby
                                        Title: Vice President, Treasurer,
                                               and Chief Financial Officer







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